                                                                     EXHIBIT 1.1

                                                                  EXECUTION COPY










                      INTERMEDIA CAPITAL PARTNERS IV, L.P.
                      INTERMEDIA PARTNERS IV CAPITAL CORP.

                                  $292,000,000
                          11 1/4% SENIOR NOTES DUE 2006

                               PURCHASE AGREEMENT

                                TABLE OF CONTENTS

         1.       Representations and Warranties................................................................  2
                  (a)      No Untrue Statement or Material Omission.............................................  2
                  (b)      No Stop Orders.......................................................................  3
                  (c)      No Action Requiring Registration of the Notes........................................  3
                  (d)      Exemption from Registration..........................................................  3
                  (e)      PORTAL Market........................................................................  3
                  (f)      Investment Company Act...............................................................  3
                  (g)      Financial Statements.................................................................  4
                  (h)      No Material Adverse Change in Business...............................................  4
                  (i)      Good Standing, Etc...................................................................  4
                  (j)      Capitalization.......................................................................  5
                  (k)      No Existing Defaults.................................................................  5
                  (l)      Possession of Licenses and Permits...................................................  5
                  (m)      Absence of Proceedings...............................................................  6
                  (n)      Title to Property....................................................................  6
                  (o)      Authority of the Issuers.............................................................  6
                  (p)      Authorization of this Agreement......................................................  9
                  (q)      Authorization of the Indenture.......................................................  9
                  (r)      Authorization of the Notes...........................................................  9
                  (s)      Authorization of the New Notes.......................................................  9
                  (t)      Authorization of the Registration Rights Agreement................................... 10
                  (u)      Authorization of the Pledge Agreement................................................ 10
                  (v)      Authorization of the Bank Facility and the Bank Facility Security
                           Agreements........................................................................... 10
                  (w)      Authorization of the Partnership Agreement........................................... 10
                  (x)      Authorization of the Subscription Agreements......................................... 11
                  (y)      Authorization of the Acquisition Agreements.......................................... 11
                  (z)      The Transaction Documents............................................................ 11
                  (aa)     No Conflicts......................................................................... 11
                  (ab)     Independent Accountants.............................................................. 12
                  (ac)     Maintenance of Records............................................................... 12
                  (ad)     Possession of Intellectual Property.................................................. 12
                  (ae)     Insurance............................................................................ 12
                  (af)     Doing Business with Cuba............................................................. 13
                  (ag)     Employee Pension or Benefit Plans.................................................... 13
                  (ah)     Environmental Laws................................................................... 13
                  (ai)     Description of Certain Transactions.................................................. 13
                  (aj)     D.D. Cable........................................................................... 14
                  (ak)     Absence of Labor Dispute............................................................. 14
                  (al)     Taxes................................................................................ 14
                  (am)     Restriction on the Issuance of Securities............................................ 14
                  (an)     Registration Rights.................................................................. 14
                  (ao)     Absence of Unlawful Contribution..................................................... 14
                  (ap)     Different Class of Securities........................................................ 14
                  (aq)     No Sale, General Solicitation or Integrated Offering................................. 15
                  (ar)     No Stabilization or Manipulation of Price............................................ 15
                  (as)     Board of Governors of the Federal Reserve Regulation................................. 15
                  (at)     Officer's Certificates............................................................... 15


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
         2.       Purchase and Sale............................................................................. 15

         3.       Delivery and Payment.......................................................................... 15

         4.       Offering of Notes............................................................................. 16

         5.       Agreements of Each of the Issuers............................................................. 16

         6.       Conditions to the Obligation of the Initial Purchasers........................................ 18

         7.       Payment and Reimbursement of Expenses......................................................... 32

         8.       Indemnification and Contribution.............................................................. 33

         9.       Default by an Initial Purchaser............................................................... 35

         10.      Termination................................................................................... 35

         11.      Representations and Indemnities to Survive.................................................... 36

         12.      Notices....................................................................................... 36

         13.      Successors.................................................................................... 37

         14.      Applicable Law................................................................................ 37

         15.      Business Day.................................................................................. 38

         16.      Counterparts.................................................................................. 38

         17.      Amendments.................................................................................... 38

         18.      Submission to Jurisdiction.................................................................... 38

         19.      Headings; Title Page and Table of Contents.................................................... 39

         ANNEX I           Form of Registration Rights Agreement................................................A-1

         ANNEX II          Subscription Agreements..............................................................A-2

         ANNEX III         Acquisition Agreements...............................................................A-4

         ANNEX IV          Plan of Distribution Table...........................................................A-5

         ANNEX V           Form of Non-Distribution Letter for Purchasers.......................................A-6

         ANNEX VI          Opinion Agreements ..................................................................A-9


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
                      INTERMEDIA CAPITAL PARTNERS IV, L.P.
                      INTERMEDIA PARTNERS IV CAPITAL CORP.

                                  $292,000,000
                          11 1/4% SENIOR NOTES DUE 2006

                               PURCHASE AGREEMENT

                                                                   July 19, 1996

NationsBanc Capital Markets, Inc.
Toronto Dominion Securities (USA) Inc.
c/o NationsBanc Capital Markets, Inc.
100 North Tryon Street
Charlotte, North Carolina 28255


Ladies and Gentlemen:

InterMedia Capital Partners IV, L.P., a California limited partnership ("ICP-IV"), and InterMedia Partners IV Capital Corp., a Delaware corporation and wholly owned subsidiary of ICP-IV ("IPCC" and, together with ICP-IV, the "Issuers"), jointly and severally propose to issue and sell to you (the "Initial Purchasers") $292,000,000 principal amount of their 11 1/4% Senior Notes Due 2006 (the "Notes") under the terms and conditions outlined in this purchase agreement (this "Purchase Agreement"). The Notes are to be issued under an indenture (the "Indenture") dated as of the Closing Date (as defined herein) among the Issuers and The Bank of New York, as trustee (the "Trustee").

The sale of the Notes to the Initial Purchasers will be made without registration of the Notes under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions from the registration requirements of the Securities Act. You have advised the Issuers that the Initial Purchasers will offer and sell the Notes purchased by them hereunder in accordance with Section 4 hereof as soon as you deem advisable.

In connection with the sale of the Notes, the Issuers have prepared a preliminary offering memorandum, dated July 2, 1996 (including any and all exhibits thereto, and as modified by the supplement (the "Supplement") thereto dated July 17, 1996, the "Preliminary Memorandum") and a final offering memorandum, dated July 19, 1996 (including any and all exhibits thereto, the "Final Memorandum" and, together with the Preliminary Memorandum, the "Offering Memorandum") (the "Offering"). The Offering Memorandum sets forth certain information concerning the Issuers and the Notes. The Issuers hereby confirm that they have authorized the use of the Offering Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Notes by the Initial Purchasers. Unless stated to the contrary, all references herein to the Final Memorandum are to the Final Memorandum at the Execution Time (as defined below) and are not meant to include any amendment or supplement, or any information incorporated by reference therein, subsequent to the Execution Time and any references herein to the terms "amend," "amendment" or "supplement" with respect to the Final Memorandum shall be deemed to refer to and include any information subsequent to the Execution Time that is incorporated by reference therein.

The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits of the registration rights agreement, in the form attached hereto as Annex I (the "Registration Rights Agreement"), pursuant to

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which the Issuers will file a registration statement (a "Registration
Statement") with the Securities and Exchange Commission (the "Commission") registering the New Notes (as defined in the Offering Memorandum) under the Securities Act.

At or prior to the Closing Date, ICP-IV will complete a series of transactions described in the Offering Memorandum under the headings "The Financing Plan" and "Acquisitions" and may consummate the Viacom Nashville Acquisition as described in the Offering Memorandum under the heading "The Viacom Nashville Acquisition." As part of these transactions, (i) ICP-IV will receive an aggregate of $360.0 million of cash and in-kind contributions of new equity from its partners, (ii) InterMedia Partners IV, L.P., a California limited partnership (the "Operating Partnership") will enter into a revolving credit facility for an aggregate of $475.0 million and a term loan from an aggregate of $220.0 million, (iii) ICP-IV and its subsidiaries will consummate the acquisition of certain cable television assets as described in the Offering Memorandum, (iv) the Initial Purchasers will purchase the Notes in a private placement as contemplated hereunder, and (v) ICP-IV will use the net proceeds of the sale of the Notes hereunder as described in the Offering Memorandum under the heading "Use of Proceeds." As used herein, the term "Transactions" shall mean the occurrence of all of the events described in this paragraph (except the Viacom Nashville Acquisition) and the other transactions related thereto described in the Offering Memorandum.

         1. Representations and Warranties. The Issuers jointly and severally represent and warrant to each Initial Purchaser as set forth below:

                  (a) No Untrue Statement or Material Omission. The Preliminary
            Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except for the changes occasioned by the restructuring of the Notes as described in the Supplement. The Final Memorandum, at the date hereof, does not, and at the Closing Date will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers make no representation or warranty as to the information contained in or omitted from the Offering Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Issuers by or on behalf of the Initial Purchasers specifically for inclusion therein. The information provided by the Issuers pursuant to Section 5(f) hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) No Stop Orders. No stop order preventing the use of the
            Offering Memorandum or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Purchase Agreement are subject to the registration requirements of the Securities Act, has been issued or threatened and no proceedings for that purpose have been instituted or are pending or, to the knowledge of either of the Issuers, are contemplated by the Commission or any other federal or state securities commission or regulatory authority.

                  (c) No Action Requiring Registration of the Notes. Neither of
            the Issuers, nor any of their affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")) (each, an "Affiliate"), nor any Subsidiary (as defined in the Indenture) of ICP-IV, other than IPSE and IPSE's subsidiaries, giving effect to the Acquisitions (collectively, the "Subsidiaries" and,

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
            individually, a "Subsidiary"), nor any person acting on their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act or the qualification of the Indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Issuers have not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Issuers (except as contemplated by this Purchase Agreement).

                  (d) Exemption from Registration. Assuming the Notes are
            issued, sold and delivered under the circumstances contemplated by the Offering Memorandum and this Purchase Agreement, that the representations and warranties of the Initial Purchasers contained in Section 4 hereof are true, correct and complete, and that the Initial Purchasers comply with their covenants in Section 4 hereof,
            (i) registration under the Securities Act of the Notes or qualification of the Indenture in respect of the Notes under the Trust Indenture Act is not required in connection with the offer and sale of the Notes to the Initial Purchasers or by the Initial Purchasers in the manner contemplated by the Offering Memorandum or this Purchase Agreement, and (ii) initial resales of the Notes by the Initial Purchasers on the terms and in the manner set forth in the Offering Memorandum and Section 4 hereof are exempt from the registration requirements of the Securities Act. No form of general solicitation or general advertising (within the meaning of Regulation D) was used by either of the Issuers or any of their respective representatives (other than the Initial Purchasers, as to whom each of the Issuers makes no representation) in connection with the offer and sale of the Notes, including but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

                  (e) PORTAL Market. The Issuers have been advised by the
            National Association of Securities Dealers, Inc. Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market that the Notes have been designated PORTAL eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.

                  (f) Investment Company Act. Neither of the Issuers are now,
            nor will be after the sale of the Notes to be sold by the Issuers hereunder and the application of the net proceeds from such sale as described in the Offering Memorandum under the caption "Use of Proceeds," an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

                  (g) Financial Statements. The financial statements (including the related notes) included in the Offering Memorandum present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as disclosed in the Offering Memorandum. The pro forma financial information included in the Offering Memorandum (the "Pro Forma Information") is fairly presented and has been prepared on a basis consistent with the audited historical financial statements of each of the Issuers and each of the Subsidiaries included in the Offering Memorandum, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis to give effect to historical and proposed transactions and events described in the Offering Memorandum. To the knowledge of each of ICP-IV and IPCC, the statistical data included in the Offering Memorandum are true and correct in all material respects. The Offering Memorandum contains all financial information that would be required to be contained in a registration statement on

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
            Form S-1 and all such financial statements comply in all material respects as to form with the accounting requirements of the Securities Act applicable to a registration statement on Form S-1.

                  (h) No Material Adverse Change in Business. Since the
            respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (i) there has been no change or development involving, or that may reasonably be expected to involve, a material adverse change in the condition, financial or otherwise, earnings or affairs of ICP-IV and the Subsidiaries considered as a whole, whether or not arising in the ordinary course of business, and (ii) there have been no material transactions entered into by ICP-IV or any of the Subsidiaries other than those in the ordinary course of business.

                  (i) Good Standing, Etc. Each of InterMedia Capital Management
            IV, L.P. ("ICM- IV") and ICP-IV has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of California, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum. Each of ICM-IV and ICP-IV is duly qualified or registered to do business as a foreign limited partnership and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a material adverse effect on the condition, financial or otherwise, business, properties, net worth or result of the operations of ICP-IV and the Subsidiaries taken as a whole. Each of ICP-IV's Subsidiaries that is a limited partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the state of its certification, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum. Each of ICP-IV's Subsidiaries that is a limited partnership is duly qualified or registered to do business as a foreign limited partnership and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a material adverse effect on the condition, financial or otherwise, business, properties, net worth or result of the operations of ICP-IV and the Subsidiaries taken as a whole. Each of ICP-IV's Subsidiaries that is a corporation has been duly organized and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum. Each of ICP-IV's Subsidiaries that is a corporation is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a material adverse effect on the condition, financial or otherwise, business, properties, net worth or result of the operations of ICP-IV and the Subsidiaries taken as a whole.

                  (j) Capitalization. ICP-IV has the authorized capitalization as set forth in the Offering Memorandum under the caption "Capitalization." All of the issued partnership interests of each of ICM-IV and ICP-IV have been duly and validly authorized and issued. All of the issued partnership interests of each of ICP-IV's Subsidiaries that is a limited partnership have been duly and validly authorized and issued. ICP-IV owns or will own as of the consummation of the Offering (the "Closing"), directly or indirectly, such partnership interests of each

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
            of the Subsidiaries that is a limited partnership as set forth in the Offering Memorandum, free and clear of all liens, encumbrances, equities or claims, except for those that will be removed at the Closing. All of the issued shares of capital stock of each of the Subsidiaries that is a corporation have been duly and validly authorized and issued and are fully paid and non-assessable and free of any preemptive or similar rights. Except for directors' qualifying shares, ICP-IV owns directly or indirectly such shares of capital stock of each of the Subsidiaries that is a corporation as set forth in the Offering Memorandum, free and clear of all liens, encumbrances, equities or claims, except for those that will be removed at the Closing.

                  (k) No Existing Defaults. Except as specifically described in the Offering Memorandum, neither of the Issuers nor any of the
            Subsidiaries: (i) is in violation of its partnership agreement, charter or bylaws, as applicable; (ii) is in default in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject; or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit, including but not limited to Federal Communications Commission ("FCC") or other federal, state or local franchise authority licenses, consents, permits or ordinances necessary to the ownership of its property or to the conduct of its business, which in the cases of clauses (ii) and (iii), violation or default would have or could reasonably be expected to have a material adverse effect on the condition, financial or otherwise, business, properties, net worth or results of operations of the Issuers and the Subsidiaries taken as a whole.

                  (l) Possession of Licenses and Permits. Each of the Issuers
            and each of the Subsidiaries possesses, or will possess as of the respective consummations of each of the Acquisitions and the Viacom Nashville Acquisition, such certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies that are necessary to conduct the business now operated by them or that will be operated by them following the completion of each of the respective Acquisitions and the Viacom Nashville Acquisition as described in the Offering Memorandum, including but not limited to FCC or other federal, state or local franchise authority licenses, consents, permits or ordinances, except where the failure to possess such certificates, authorizations or permits would not have a material adverse effect on the consolidated financial position, stockholders (if applicable), equity, results of operations or business of either of the Issuers or any of the Subsidiaries and neither of the Issuers nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, singularly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a material adverse effect on the consolidated financial position, stockholders (if applicable), equity, results of operations or business of either of the Issuers or any of the Subsidiaries.

                  (m) Absence of Proceedings. Except as set forth in the
            Offering Memorandum, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of either of the Issuers, threatened against or affecting ICP-IV or any of the Subsidiaries, that might result in any material adverse change in the condition, financial or otherwise, earnings, affairs or business of ICP-IV or any of the Subsidiaries considered as a whole, or that might materially and adversely affect the properties or assets thereof or that might materially and adversely affect the offering of the Notes.

                  (n) Title to Property. Upon consummation of the Transactions,
            ICP-IV and each of the Subsidiaries will have good and marketable title in fee simple to all material real property and good and marketable title to all personal property owned by it and necessary in the conduct of the business of ICP-IV or such Subsidiary, in each case free and clear of all liens, encumbrances and defects except
            (i) those incurred to secure obligations under workers' compensation, social security or similar laws, or under unemployment insurance, (ii) minor imperfections of title on real estate, provided such

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
            imperfections do not render title unmarketable, (iii) that do not materially adversely affect the value of such property to ICP-IV and its Subsidiaries taken as a whole, and do not interfere with the use made and proposed to be made of such property by ICP-IV or such Subsidiary to an extent that such interference would have a material adverse effect on ICP-IV and its Subsidiaries taken as a whole, (iv) that arise in the ordinary course of business in favor of landlords of real property leases to the extent of assets of ICP-IV or a Subsidiary actually located on the premises, (v) arising out of the security documents entered into on the Closing Date (the "Bank Facility Security Agreements") related to that certain Revolving Credit and Term Loan Agreement to be entered into on the Closing Date (the "Bank Facility") among the Operating Partnership, as borrower, The Bank of New York, as administrative agent and arranging agent, NationsBank of Texas, N.A. and The Toronto-Dominion Bank, each as arranging agent and syndication agent, and the lenders party thereto, (vi) arising out of that certain loan agreement, dated as of May 8, 1996 (the "TCIC Loan") by and between InterMedia Partners Southeast, L.P. ("IPSE") and TCI of Houston, Inc. ("TCI-Houston"), (vii) arising out of that certain Pledge and Security Agreement, dated as of May 8, 1996 (the "TCIC Pledge Agreement") by and among ICM-IV, the Operating Partnership and TCI-Houston, (viii) arising out of that certain Pledge and Security Agreement, dated as of May 8, 1996 (the "BA Loan"), by and among ICM-IV, IPSE and the Bank of America NT & SA and (ix) arising out of that certain Pledge and Escrow Agreement, dated as of the Closing Date (the "Pledge Agreement"), among the Issuers and the Trustee with respect to the Notes. All material real property and buildings held under lease by either of the Issuers or any of the Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by ICP-IV or any of the Subsidiaries.

                  (o) Authority of the Issuers. Each of the Issuers and, as
            appropriate, each of the Subsidiaries, has all of the requisite power and authority to execute and deliver each of the following documents (the "Transaction Documents") to which it is a party and to perform its obligations thereunder:

                      (i)    this Purchase Agreement;

                      (ii)   the Indenture;

                      (iii)  the Notes;

                      (iv)   the New Notes (as defined in the Offering
                             Memorandum);

                      (v)    the Registration Rights Agreement;

                      (vi)   the Pledge Agreement;

                      (vii)  the Bank Facility;

                      (viii) the Bank Facility Security Documents;

                      (ix) the Partnership Agreement of ICP-IV (the "Partnership Agreement");

                      (x) the subscription agreements to the Partnership Agreement listed on Annex II hereto (collectively, the "Subscription Agreements");


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
                      (xi) the Contribution Agreement, dated as of April 30, 1996 (the "IPWT Contribution Agreement"), by and among ICP-IV, InterMedia Partners, a California limited partnership ("IP-I") and General Electric Capital Corp. ("GECC");

                      (xii) the first amendment to the IPWT Contribution Agreement, dated as of June 26, 1996, among ICP-IV, IP-I and GECC;

                      (xiii) the second amendment to the IPWT Contribution
                             Agreement, dated as of the Closing Date, among ICP-IV, IP-I and GECC;

                      (xiv) the stock exchange agreement, dated as of July 26, 1996 (the "RMH Acquisition Agreement"), by and among InterMedia Partners V, L.P ("IP-V"), InterMedia Capital Management V, L.P., ("ICM-V"), Robin Media Holdings, Inc. ("RMH"), the Operating Partnership, ICM-IV and TCID-IP V, Inc.;

                      (xv) the Contribution Agreement, dated March 4, 1996 (the "G/S Contribution Agreement"), by and among ICP-IV, TCI of Greenville, Inc. ("TCI-Greenville"), TCI of Piedmont, Inc. ("TCI-Piedmont") and TCI of Spartanburg, Inc. ("TCI-Spartanburg" and, together with TCI-Greenville and TCI-Piedmont, the "TCI Entities");

                      (xvi) the Amendment to the G/S Contribution Agreement, dated March 26, 1996, by and among and the Operating Partnership and the TCI Entities (the "Amendment to the G/S Contribution Agreement"); and

                      (xvii) the Assignment and Assumption Agreement, dated as
                             of ________, 1996, between IP-IV and ICP-IV, pursuant to which IP-IV assigns, and ICP-IV assumes, all rights and obligations under the G/S Contribution Agreement (the "G/S Assignment and Assumption Agreement").

                  (p) Authorization of this Purchase Agreement. This Purchase
            Agreement has been duly authorized, executed and delivered by each of the Issuers and constitutes a valid and binding agreement of each of the Issuers enforceable against each of them in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, and the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law, or an implied covenant of good faith and fair dealing.

                  (q) Authorization of the Indenture. The Indenture has been duly authorized and, when duly executed by the proper representatives of each of the Issuers and delivered by each of the Issuers, will (assuming due authorization, execution and delivery of the Indenture by the Trustee) constitute a valid and binding agreement of each of the Issuers enforceable against each of the Issuers in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, and the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law, or an implied covenant of good faith and fair dealing.

                  (r) Authorization of the Notes. The Notes have been duly
            authorized by each of the Issuers and (assuming due authorization, execution and delivery of the Indenture by the Trustee), when duly executed, authenticated, issued and delivered as provided in the Indenture, will be duly and validly issued and outstanding, and will constitute valid and binding obligations of each of the Issuers entitled to the benefits of the Indenture and enforceable against each of them in accordance with their terms, subject to the effects of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, and the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law, or an implied covenant of good faith and fair dealing.

                  (s) Authorization of the New Notes. The New Notes have been duly authorized by each of the Issuers and, when issued in the Exchange Offer contemplated by the Registration Rights Agreement, will be duly and validly issued and outstanding, and will constitute valid and binding obligations of each of the Issuers entitled to the benefits of the Indenture and enforceable against each of the Issuers in accordance with their terms, subject to the effects of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, and the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law, or an implied covenant of good faith and fair dealing.

                  (t) Authorization of the Registration Rights Agreement. The
            Registration Rights Agreement has been duly authorized by each of the Issuers and (assuming due authorization, execution and delivery by each of the Initial Purchasers), when duly executed and delivered by each of the Issuers, will constitute a valid and binding agreement of each of the Issuers enforceable against each of the Issuers in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, and the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law, or an implied covenant of good faith and fair dealing.

                  (u) Authorization of the Pledge Agreement. The Pledge
            Agreement has been duly authorized by each of the Issuers and (assuming due authorization, execution and delivery by each of the other parties thereto), when duly executed and delivered by each of the Issuers will constitute a valid and binding agreement of the Issuers enforceable against each of the Issuers in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, and the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law, or an implied covenant of good faith and fair dealing.

                  (v) Authorization of the Bank Facility and the Bank Facility
            Security Agreements. Each of (i) the Bank Facility has been duly authorized by the Operating Partnership and (assuming due authorization, execution and delivery of each of the other parties thereto), when duly executed and delivered by the Operating Partnership, will constitute a valid and binding agreement of the Operating Partnership enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, and the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law, or an implied covenant of good faith and fair dealing; and (ii) the Bank Facility Security Agreements has been duly authorized by each of IP-TN, InterMedia Partners of West Tennessee, L.P. ("IPWT"), Robin Media Group, Inc. ("RMG"), RMH and IPSE (collectively, the "Bank Facility Guarantors") that is a party thereto, and (assuming due authorization, execution and delivery of each of the other parties to each respective Bank Facility Security Agreement), when duly executed and delivered by each of the Bank Facility Guarantors that is a party thereto, will constitute a valid and binding agreement of each such Bank Facility Guarantor enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, and the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law, or an implied covenant of good faith and fair dealing.

                  (w) Authorization of the Partnership Agreement. The
            Partnership Agreement has been duly authorized, executed and delivered by each of InterMedia Partners, a California limited partnership ("IP-I"), and ICM-IV and constitutes a valid and binding agreement of each of IP-I and ICM-IV, enforceable against each of IP-I and ICM-IV in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, and the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law, or an implied covenant of good faith and fair dealing.

                  (x) Authorization of the Subscription Agreements. Each of the
            Subscription Agreements has been duly authorized, executed and delivered by ICM-IV and (assuming due authorization, execution and delivery by each of the other parties thereto) constitutes a valid and binding agreement of ICM-IV enforceable against ICM-IV in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, and the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law, or an implied covenant of good faith and fair dealing.

                  (y) Authorization of the Acquisition Agreements. Each of the
            agreements pursuant to which each of the Threshold Acquisitions (as defined in the Offering Memorandum) and the Viacom Nashville Acquisition will be consummated has been duly authorized, executed and delivered by each of ICP-IV and its Subsidiaries, as applicable, (and assuming due authorization, execution and delivery by each of the other parties thereto) constitutes a valid and binding agreement of each of each of ICP-IV and its Subsidiaries, as applicable, enforceable against each of them that is a party thereto in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, and the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law, or an implied covenant of good faith and fair dealing.

                  (z) The Transaction Documents. Each of the Transaction
            Documents: (i) has been, or will be no later than Closing Date, delivered to you in final executed form; (ii) conforms in all material respects to the description thereof contained in the Offering Memorandum; and (iii) has not been amended since the date of the final executed form thereof referred to in clause (i) above.

                  (aa) No Conflicts. The execution, delivery and performance of each of the Transaction Documents by each of the Issuers that is a party thereto, and the issuance, authentication, sale and delivery of the Notes, and compliance with the terms thereof, and the consummation of the transactions contemplated hereby or thereby, will not conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either of the Issuers or any of the Subsidiaries is a party or by which either of the Issuers or any of the Subsidiaries is bound or to which any of the property or assets of either of the Issuers or any of the Subsidiaries is subject, nor will such actions result in any violation of the provisions of the partnership agreement, charter or by-laws, as applicable, of either of the Issuers or any of the Subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over either of the Issuers or any of the Subsidiaries or any of their respective property or assets, which default or violation would have or could reasonably be expected to have a material adverse effect on ICP-IV and the Subsidiaries taken as a whole; and except such consents, approvals, authorizations, registrations or qualifications as may be required under the applicable state securities laws in connection with the purchase and distribution of the Notes by the Initial Purchasers and such other approvals as have been obtained, no consent, approval, authorization or order of, or filing (other than filings solely for information purposes or to obtain action that is not a subject of governmental discretion) or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of any of the Transaction Documents, the issuance, authentication, sale and delivery of the Notes, and compliance with the terms thereof, and the consummation by each of the Issuers of the transactions contemplated thereby.

                  (ab) Independent Accountants. Each of Price Waterhouse LLP,
            San Francisco, Price Waterhouse LLP, San Jose, KPMG Peat Marwick, LLP and Ernst & Young, LLP, each of whom has certified certain financial statements of the Issuers and the Subsidiaries, whose reports appear in the Offering Memorandum and who has delivered its initial letter referred to in Section 6(n) hereof, is an independent public accountant as required under Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants (the "AICPA") and its interpretations and rulings during the periods covered by the financial statements on which it reported contained in the Offering Memorandum.

                  (ac) Maintenance of Records. ICP-IV and each of the
            Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
            (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (ad) Possession of Intellectual Property. ICP-IV and each of the Subsidiaries owns or otherwise possesses the right to use all patents, trademarks, service marks, trade names and copyrights, all applications and registrations for each of the foregoing, and all other proprietary rights and confidential information used by them or necessary for or material to the conduct of their respective businesses as currently conducted; and neither ICP-IV nor any of the Subsidiaries has received any notice of, or is otherwise aware of, any infringement of or conflict with the rights of any third party with respect to any of the foregoing that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have or could reasonably be expected to have a material adverse effect on ICP-IV.

                  (ae) Insurance. Upon the consummation of each of the
            Transactions, ICP-IV and each of the Subsidiaries will be insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither ICP-IV nor any of the Subsidiaries has been refused any insurance coverage sought or applied for, and neither ICP-IV nor any of the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on ICP-IV and the Subsidiaries taken as a whole.

                  (af) Doing Business with Cuba. ICP-IV and each of the
            Subsidiaries has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida), relating to doing business with the Government of Cuba or with persons or affiliates located in Cuba.

                  (ag) Employee Pension or Benefit Plans. Each of the Issuers
            and each of the Subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (collectively, "ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which either of the Issuers or any of the Subsidiaries would have any liability; each of the Issuers and each of the Subsidiaries has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (collectively, the "Code"); and each "pension plan" for which either of the Issuers or any of the Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

                  (ah) Environmental Laws. To the knowledge of ICP-IV or any
            Subsidiary, there has been no: (i) storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances by either of the Issuers or any of the Subsidiaries (or, to the knowledge of either of the Issuers or any of the Subsidiaries, by any of its predecessors-in-interest) at, upon or from any of the property now or previously owned or leased by either of the Issuers or any of the Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or that would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action that would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a material adverse effect on the general affairs, management, financial position, stockholders (if applicable), equity or results of operations of either of the Issuers or any of the Subsidiaries; nor any (ii) material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by either of the Issuers or any of the

            Subsidiaries or with respect to which either of the Issuers or any of the Subsidiaries has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release that would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a material adverse effect on the general affairs, management, financial position, stockholders (if applicable), equity or results of operations of either of the Issuers or any of the Subsidiaries. The terms "toxic wastes," "medical wastes," "solid wastes," "hazardous wastes" and "hazardous substances" as used in either clause (i) or (ii) above shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

                  (ai) Description of Certain Transactions. No relationship, direct or indirect, exists between or among either of the Issuers or any of the Subsidiaries on the one hand, and (as applicable) the partners, directors, officers, stockholders, affiliates, customers or suppliers of either of the Issuers or any of the Subsidiaries on the other hand, that would be required to be described in a registration statement on Form S-1 and that is not so described in the Offering Memorandum.

                  (aj) D.D. Cable. The only material asset owned by IP-II as of the Closing Date is its interest in D.D. Cable Partners, L.P.

                  (ak) Absence of Labor Dispute. No labor disturbance by the employees of either of the Issuers or any of the Subsidiaries exists or, to the knowledge of either of the Issuers or any of the Subsidiaries, is imminent that could have a material adverse effect on the consolidated financial position, stockholders (if applicable), equity, results of operations or business of either of the Issuers or any of the Subsidiaries.

                  (al) Taxes. Each of the Issuers and each of the Subsidiaries has filed all material federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to either of the Issuers or any of the Subsidiaries that has had (nor does either of the Issuers or any of the Subsidiaries have any knowledge of any tax deficiency that, if determined adversely to either of the Issuers or any of the Subsidiaries, could have) a material adverse effect on the consolidated financial position, stockholders (if applicable), equity, results of operations or business of either of the Issuers or any of the Subsidiaries.

                  (am) Restriction on the Issuance of Securities. Since the date as of which information is given in the Offering Memorandum through the date hereof, and except as may otherwise be disclosed in the Offering Memorandum, neither of the Issuers and none of the Subsidiaries has (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any distributions or any dividend on any capital stock.

                  (an) Registration Rights. Except as set forth in the
            Registration Rights Agreement, there are no contracts, agreements or understandings between either of the Issuers and any person granting such person the right to require such Issuer to file a registration statement under the Securities Act with respect to any securities of such Issuer owned or to be owned by such person or to require such Issuer to include such securities in any securities being registered pursuant to any registration statement filed by either of the Issuers under the Securities Act.

                  (ao) Absence of Unlawful Contribution. Neither of the Issuers
            and none of the Subsidiaries, nor any partner, director, officer, agent, employee or other person associated with or acting on behalf of either of the Issuers or any of the Subsidiaries, has (i) used any partnership or corporate funds, as applicable, for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from partnership or corporate funds, as applicable; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                  (ap) Different Class of Securities. No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities
            Act) as the Notes are listed on any national securities exchange, registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted on an automated interdealer quotation system.

                  (aq) No Sale, General Solicitation or Integrated Offering.
            Neither of the Issuers nor any Affiliate has directly, or through any agent (provided that no representation is made as to the Initial Purchasers or any person acting on their behalf), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) that is or will be integrated with the offering and sale of the Notes in a manner that would require the registration of the Notes under the Securities Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Notes.

                  (ar) No Stabilization or Manipulation of Price. Neither of the
            Issuers nor any Affiliate thereof has taken, nor will take, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in stabilization or manipulation of the price of the Notes.

                  (as) Board of Governors of the Federal Reserve Regulation.
            Neither the issuance or sale of the Notes nor the application of the proceeds thereof by the Issuers as set forth in the Offering Memorandum will violate Regulations G, T, U or X of the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

                  (at) Officer's Certificates. Any certificate signed by one or more of the following: the Managing General Partner, the President, the Treasurer or any Executive Vice President or Vice President (each, an "Officer") of either of the Issuers or any of the Subsidiaries and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a representation and warranty by each of the Issuers to each of the Initial Purchasers as to the matters covered thereby.

            2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuers agree to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Issuers the principal amount of Notes set forth opposite such Initial Purchaser's name in Annex IV hereto.

            3. Delivery and Payment. Delivery of and payment for the Notes shall be made at 10:00 a.m. New York City time on July 30, 1996, or such later date (not later than August 5, 1996) as the Initial Purchasers shall designate, which date and time may be postponed by agreement between the Initial Purchasers and the Issuers or as provided in Section 9 hereof (such date and time of delivery and payment for the Notes being herein called the "Closing Date"). Delivery of the Notes shall be made to the Initial Purchasers against payment by the Initial Purchasers of the purchase price thereof to or upon the order of the Issuers by wire transfer to the account of the Issuers or such other manner of payment as may be agreed by the Issuers and the Initial Purchasers. Delivery of the Notes shall be made at such location as the Initial Purchasers shall reasonably designate at least one business day in advance of the Closing Date and payment for the Notes shall be made at the office of Pillsbury Madison & Sutro LLP, 235 Montgomery Street, San Francisco, California 94104. Certificates for the Notes shall be registered in such names and in such denominations as the Initial Purchasers may request not less than two full business days in advance of the Closing Date.

               The Issuers agree to have the Notes available for inspection, checking and packaging by the Initial Purchasers in New York, New York not later than 1:00 p.m. New York City time on the business day prior to the Closing Date.

            4. Offering of Notes. Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Issuers that:

                  (a) It has not offered or sold, and will not offer or sell, any Notes except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities
            Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Notes is aware that such sale is being made in reliance on Rule 144A, or (ii) to other institutional "accredited investors" (as defined in Rule 501(a) (1), (2), (3) or (7) of Regulation D) who provide to it and to the Issuers a letter in the form of Annex V hereto.

                  (b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Notes by means of any form of general solicitation or general advertising (within the meaning of Regulation D).

            5. Agreements of Each of the Issuers.

               Each of the Issuers jointly and severally agrees:

                  (a) To advise you promptly (and, if requested by you, confirm such advice in writing) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by the Commission or any state securities commission or other regulatory authority. Each of the Issuers shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of the Notes under any state securities or Blue Sky laws and, if at any time any state securities commission shall issue any stop order suspending the qualification or exemption of the Notes under any state securities or Blue Sky laws, each of the Issuers shall use every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (b) To furnish to each Initial Purchaser and to Latham &
            Watkins, without charge during the period referred to in paragraph
            (d) below, such reasonable number of copies of the Final Memorandum and any amendments and supplements thereto as it may request. The Issuers shall pay the expenses of printing or other production of all documents relating to the Offering.

                  (c) Not to amend or supplement the Final Memorandum without the prior written consent of the Initial Purchasers.

                  (d) If at any time prior to the completion of the sale of the
            Notes by the Initial Purchasers, any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Issuers shall promptly notify the Initial Purchasers of the same and, subject to the requirements of paragraph (c) of this Section 5, shall prepare and provide to the Initial Purchasers pursuant to paragraph (b) of this Section 5 an amendment or supplement that will correct such statement or omission or effect such compliance.

                  (e) To provide to you every proposed form of letter, notice, circular or other written communication proposed to be distributed to potential purchasers and not to distribute any such letter, notice, circular or other communication without your prior written consent.

                  (f) So long as the Notes are outstanding and are "Restricted
            Securities" within the meaning of Rule 144(a)(3) under the Securities Act and during any period in which either of the Issuers is not subject to Section 13 or 15(d) of the Exchange Act, to furnish to holders or beneficial owners of the Notes and prospective purchasers of Notes designated by such holders or beneficial owners, upon request of such holders or such beneficial owners or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                  (g) Whether or not required by the rules and regulations of the Commission, so long as any of the Notes or New Notes are outstanding, ICP-IV will furnish the following to you: (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if ICP-IV were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of ICP-IV and its Restricted Subsidiaries (as defined in the Indenture) and, with respect to the annual information only, a report thereon by ICP-IV's certified independent accountants; and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if ICP-IV were required to file such reports.

                  (h) To arrange for the qualification of the Notes for sale by the Initial Purchasers under the securities or Blue Sky laws of such jurisdiction as the Initial Purchasers may designate and will maintain such qualifications in effect as long as required for the sale of the Notes. The Issuers shall promptly advise the Initial Purchasers of the receipt by the Issuers of any modification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                  (i) Not to, and to cause its Affiliates not to, resell any
            Notes that have been acquired by any of them.

                  (j) Not to, and to cause its Affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any Security (as defined in the Securities Act) in any transaction that could be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of such Notes.

                  (k) Except following the effectiveness of the Exchange
            Registration Statement (as defined in the Registration Rights Agreement), not to, and to cause its Affiliates not to, solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                  (l) To use its best efforts to permit the Notes to be
            designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL market and to permit the Notes to be eligible for clearance and settlement through The Depository Trust Company ("DTC").

                  (m) Not to, until 60 days following the Closing Date, without the prior written consent of the Initial Purchasers, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Issuers (other than the New Notes).

                  (n) To apply the net proceeds from the sale of the Notes as set forth in the Offering Memorandum.

                  (o) To take such steps as shall be necessary to ensure that neither of the Issuers nor any of the Subsidiaries shall become an "investment company" within the meaning of such term under the Investment Company Act.

                  (p) To comply with its agreements in the Registration Rights
            Agreement, and all agreements set forth in the representation letters of each of the Issuers to the DTC relating to the approval of the Notes by the DTC for "book-entry" transfer.

                  (q) To comply with the terms and conditions of each of the
            Transaction Documents and to consummate the transactions contemplated thereby.

                  (r) Not to claim voluntarily, and will actively resist any attempts to claim, the benefit of any usury laws against the holders of the Notes.

                  (s) To do all things necessary to satisfy the closing
            conditions set forth in Section 6 hereof.

         6. Conditions to the Obligation of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Issuers contained herein at the date and time that this Purchase Agreement is executed and delivered by the parties hereto (the "Execution Time") and the Closing Date, to the accuracy of the statements of the Issuers made in any certificates pursuant to the provisions hereof, to the performance by the Issuers of their obligations hereunder and to the following additional conditions:

                  (a) The Issuers shall have entered into a Registration Rights
            Agreement with the Initial Purchasers of even date herewith.

                  (b) No Initial Purchaser shall have discovered and disclosed to ICP-IV on or prior to the Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact that, in the reasonable opinion of Latham & Watkins, counsel for the Initial Purchaser, is material or omits to state a fact that, in the reasonable opinion of Latham & Watkins, is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (c) All partnership and corporate proceedings, as applicable, and other legal matters incident to the authorization, form and validity of each of the Transaction Documents and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby shall be satisfactory in all material respects to the Initial Purchasers, and the Issuers shall have furnished to Latham & Watkins all documents and information that Latham & Watkins may reasonably request to enable it to pass upon such matters.

                  (d) Each of the conditions to the consummation of the
            Threshold Acquisitions shall have been satisfied or waived and the Threshold Acquisitions shall have been consummated substantially in accordance with the terms thereof and as described in the Offering Memorandum.

                  (e) The Issuers shall deliver to the Initial Purchasers on the
            Closing Date the following duly authorized, validly existing and fully executed documents, in each case, as amended to and including the Closing Date:

                      (i)    The Partnership Agreement;

                      (ii)   The Subscription Agreements;

                      (iii)  The Partnership Agreement of ICM-IV;

                      (iv)   The G/S Contribution Agreement;

                      (v)    The Amendment to the G/S Contribution Agreement;

                      (vi)   The G/S Assignment and Assumption Agreement;

                      (vii) The Bills of Sale and Assignment, each dated as of the Closing Date, (i) by TCI-Greenville in favor of IP-IV; (ii) by TCI-Piedmont in favor of IP-IV; (iii) by TCI-Spartanburg in favor of IP-IV; and (iv) by IP-TN in favor of IP-IV, evidencing the consummation of the Greenville/Spartanburg Acquisition substantially in accordance with the terms of the G/S Contribution Agreement and as described in the Offering Memorandum;

                      (viii) Certification that all approvals and consents of
                local franchising authorities required for the consummation of the Greenville/Spartanburg Acquisition substantially in accordance with the terms of the G/S Contribution Agreement and as described in the Offering Memorandum have been received or waived;

                      (ix) The Bill of Sale and Assignment, dated as of the Closing Date, by IPWT in favor of ICP-IV, evidencing the consummation of the IPWT Acquisition substantially in accordance with the terms of the IPWT Contribution Agreement and as described in the Offering Memorandum;

                      (x) Certification that all approvals and consents by any local franchising authority required for the consummation of the IPWT Acquisition substantially in accordance with the terms of the IPWT Contribution Agreement and as described in the Offering Memorandum have been received or waived;

                      (xi) A copy of the share certificate or certificates representing the outstanding shares of common stock of RMH and RMG delivered to ICP-IV by RMH, evidencing consummation of the RMH Acquisition substantially in accordance with the terms of the RMH Agreement and as described in the Offering Memorandum;

                      (xii) Certification that all approvals and consents of local franchising authorities required for the consummation of the RMH Acquisition substantially in accordance with the terms of the RMH Agreement and as described in the Offering Memorandum have been received or waived;

                      (xiii) Evidence satisfactory to the Initial Purchasers of
                the defeasance of RMG's obligations under the indenture (the "RMG Senior Subordinated Note Indenture") relating to the 11 1/8% Senior Subordinated Deferred Interest Notes Due 1997 (the "RMG Senior Subordinated Notes") of RMG, which was formerly known as Cooke Media Group Incorporated ("Cooke Media") through:
                (i) ICP-IV's irrevocable commitment to the trustee under such indenture to issue within two business days of the Closing Date a redemption notice published in a nationally circulated newspaper and mailed to holders of such notes; and (ii) ICP-IV's irrevocable deposit in trust with the trustee thereof (on terms satisfactory to the Initial Purchasers) of sufficient funds to pay the redemption price of and accrued interest on all such notes to be redeemed on the redemption date, substantially in accordance with the terms of the RMG Senior Subordinated Note Indenture and as described in the Offering Memorandum;

                      (xiv) Evidence satisfactory to the Initial Purchasers of the defeasance of RMG's obligations under the indenture (the "RMG Subordinated Debenture Indenture" and, together with the RMG Subordinated Note Indenture, the "RMG Indentures") relating to the 11 5/8% Subordinated Debentures Due 1999 (the "RMG Subordinated Debentures") through: (i) ICP-IV's irrevocable commitment to the trustee under such indenture to issue within two business days of the Closing Date a redemption notice published in a nationally circulated newspaper and mailed to holders of such debentures; and (ii) ICP-IV's irrevocable deposit in trust with the trustee thereof (on terms satisfactory to the Initial Purchasers) of sufficient funds to pay the redemption price of and accrued interest on all such debentures to be redeemed on the redemption date, substantially in accordance with the terms of the RMG Subordinated Debenture Indenture and as described in the Offering Memorandum;

                      (xv) Evidence satisfactory to the Initial Purchasers of the repayment in full of the outstanding principal balance under the Bridge Loan substantially in accordance with the terms of the Bridge Loan and as described in the Offering Memorandum; and

                (f) The Issuers shall have delivered to the Initial Purchasers the Bank Facility and the Bank Facility Security Agreements, which shall be reasonably acceptable to the Initial Purchasers.

                (g) The Issuers shall have furnished to the Initial Purchasers the opinion of Pillsbury Madison & Sutro LLP, counsel for the Issuers, dated the Closing Date substantially to the effect that:

                      (i) No Untrue Statement or Material Omission. Such counsel has acted as counsel to the Issuers with respect to the Acquisitions (as defined in the Offering Memorandum) and participated in the preparation of the Offering Memorandum and, although such counsel did not undertake to investigate or verify independently, and did not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Memorandum, on the basis of the foregoing (relying as to materiality to a large extent upon the officers and other representatives of the Company), nothing has come to such counsel's attention that leads such counsel to believe that the Preliminary Offering Memorandum, as of its date, contained an untrue statement of fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except for the changes occasioned by the restructuring of the Notes as described in the Supplement, or that the Supplement, as of its date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Final Memorandum, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel need not express any opinion as to the financial statements and schedules and other financial and statistical data contained in the Offering Memorandum or as to FCC laws or regulations (or similar laws or regulations) or local franchise authority licenses, consents, permits or ordinances.

                           (ii) No Stop Orders. To such counsel's knowledge, no
                stop order preventing the use of the Offering Memorandum or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by the Offering Memorandum or this Purchase Agreement are subject to the registration requirements of the Securities Act, has been issued or threatened and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission or any other federal or state securities commission or regulatory authority;

                           (iii) Exemption from Registration. Assuming the Notes
                are issued, sold and delivered under the circumstances contemplated by the Offering Memorandum and this Purchase Agreement, that the representations and warranties of the Initial Purchasers contained in Section 4 hereof are true, correct and complete, and that the Initial Purchasers comply with their covenants in Section 4 hereof, (i) registration under the Securities Act of the Notes or qualification of the Indenture in respect of the Notes under the Trust Indenture Act is not required in connection with the offer and sale of the Notes to the Initial Purchasers or by the Initial Purchasers in the manner contemplated by the Offering Memorandum or this Purchase Agreement, and (ii) initial resales of the Notes by the Initial Purchasers on the terms and in the manner set forth in the Offering Memorandum and Section 4 hereof are exempt from the registration requirements of the Securities Act. To such counsel's knowledge, no form of general solicitation or general advertising (within the meaning of Regulation D) was used by either of the Issuers or any of their respective representatives (other than the Initial Purchasers, as to whom each of the Issuers makes no representation) in connection with the offer and sale of the Notes, including but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act; and the Offering Memorandum, and each amendment or supplement thereto, contains the information specified in, and meets the requirements of, Rule 144A(d)(4) of the Securities Act;

                           (iv) Investment Company Act. Neither of the Issuers
                are now, nor will be after the sale of the Notes to be sold by the Issuers hereunder and the application of the net proceeds from such sale as described in the Offering Memorandum under the caption Use of Proceeds," an "investment company" within the meaning of the Investment Company Act;

                           (v) Good Standing, Etc. Each of ICM-IV and ICP-IV has
                been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of California, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum. Each of ICM-IV and ICP-IV is duly qualified or registered to do business as a foreign limited partnership and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a material adverse effect on the condition, financial or otherwise, business, properties, net worth or result of the operations of ICP- IV and the Subsidiaries taken as a whole. Each of the Subsidiaries that is a limited partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the state of its certification, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum. Each of the Subsidiaries that is a limited partnership is duly qualified or registered to do business as a foreign limited partnership and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a material adverse effect on the condition, financial or otherwise, business, properties, net worth or result of the operations of ICP-IV and the Subsidiaries taken as a whole. Each of the Subsidiaries that is a corporation has been duly organized and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum. Each of the Subsidiaries that is a corporation is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a material adverse effect on the condition, financial or otherwise, business, properties, net worth or result of the operations of ICP-IV and the Subsidiaries taken as a whole.

                           (vi) Capitalization. ICP-IV has the authorized
                capitalization as set forth in the Offering Memorandum under the caption "Capitalization." All of the issued partnership interests of ICM-IV and ICP-IV have been duly and validly authorized and issued. All of the issued partnership interests of each of ICP-IV's Subsidiaries that is a limited partnership have been duly and validly authorized and issued. ICP-IV owns directly or indirectly such partnership interests of each of ICP-IV's Subsidiaries that is a limited partnership as set forth in the Offering Memorandum. All of the issued shares of capital stock of each of ICP-IV's Subsidiaries that is a corporation have been duly and validly authorized and issued and are fully paid and non-assessable and, to such counsel's knowledge, are free and clear of any preemptive or similar rights. Except for directors' qualifying shares, ICP-IV owns directly or indirectly such shares of capital stock of each of ICP-IV's Subsidiaries that is a corporation as set forth in the Offering Memorandum;

                           (vii) No Existing Defaults. Except as specifically
                described in the Offering Memorandum, neither of the Issuers nor any of the Subsidiaries: (i) to such counsel's knowledge is in violation of its partnership agreement, charter or bylaws, as applicable; (ii) to such counsel's knowledge, is in default in any material respect, and such counsel's knowledge, no event has occurred that, with notice or lapse of time, or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any of the agreements certified to such counsel as the material agreements of the Issuers (the "Material Agreements") to which it is a party or by which it is bound or to which any of its properties or assets is subject; or (iii) to such counsel's knowledge, is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, which in the cases of clauses (ii) and (iii), violation or default would have or could reasonably be expected to have a material adverse effect on the condition, financial or otherwise, business, properties, net worth or results of operations of the Issuers and Subsidiaries taken as a whole; provided, however, that such counsel need not express any opinion regarding FCC laws or regulations (or similar laws or regulations) or local franchise authority licenses, consent, permits or ordinances;

                           (viii) Absence of Proceedings. Except as set forth in
                the Offering Memorandum, to such counsel's knowledge, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or threatened against or affecting ICP-IV or any of the Subsidiaries, that might result in any material adverse change in the condition, financial or otherwise, earnings, affairs or business of ICP-IV or any of the Subsidiaries taken as a whole, or might materially and adversely affect the properties or assets thereof or might materially and adversely affect the offering of the Notes;

                           (ix) Authority of Each of the Issuers. Each of the
                Issuers has all of the requisite power and authority to execute and deliver each of the agreements set forth on Annex VI hereto (the "Opinion Agreements") to which it is a party and to perform its obligations thereunder;

                           (x) Authorization of this Purchase Agreement. This
                Purchase Agreement has been duly authorized, executed and delivered by each of the Issuers and (assuming due authorization, execution and delivery by the Initial Purchasers) constitutes a valid and binding agreement of each of the Issuers enforceable against each of them in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, and the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law, or an implied covenant of good faith and fair dealing and the effect of any provisions for indemnification against claims arising under provisions of applicable securities laws;

                           (xi) Authorization of the Indenture. The Indenture
                has been duly authorized, executed and delivered by each of the Issuers and (assuming due authorization, execution and delivery of the Indenture by the Trustee) constitutes a valid and binding agreement of each of the Issuers enforceable against each of them in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, and the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law, or an implied covenant of good faith and fair dealing;

                           (xii) Authorization of the Notes. The Notes have been
                duly authorized by each of the Issuers and (assuming due execution, authentication, issuance and delivery by each of the Issuers as provided in the Indenture, and assuming due authorization, execution and delivery of the Indenture by the Trustee) is duly and validly issued and outstanding, and constitutes valid and binding obligations of each of the Issuers entitled to the benefits of the Indenture and enforceable in accordance with their terms, subject to the effects of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, and the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law, or an implied covenant of good faith and fair dealing;

                           (xiii) Authorization of the New Notes. The New Notes
                have been duly authorized by each of the Issuers and, when issued in the Exchange Offer contemplated by the Registration Rights Agreement, will be duly and validly issued and outstanding, and will constitute valid and binding obligations of each of the Issuers entitled to the benefits of the Indenture and enforceable in accordance with their terms, subject to the effects of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, and the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law, or an implied covenant of good faith and fair dealing;

                           (xiv) Authorization of the Registration Rights
                Agreement. The Registration Rights Agreement has been duly authorized, executed and delivered by each of the Issuers and (assuming due authorization, execution and delivery by each of the Initial Purchasers) constitutes a valid and binding agreement of each of the Issuers enforceable against each of them in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, and the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law, or an implied covenant of good faith and fair dealing and the effect of any provisions for indemnification against claims outstanding under provisions of applicable securities laws;

                           (xv) Authorization of the Pledge Agreement. The
                Pledge Agreement has been duly authorized, executed and delivered by the Issuers and (assuming due authorization, execution and delivery by each of the other parties thereto) constitutes a valid and binding agreement of the Issuers enforceable against each of them in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, and the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law, or an implied covenant of good faith and fair dealing.

                           (xvi) Authorization of the Bank Facility and the Bank
                Facility Security Agreements. Each of (A) the Bank Facility has been duly authorized, executed and delivered by ICP-IV and the Operating Partnership and (assuming due authorization, execution and delivery by each of the other parties thereto) constitutes a valid and binding agreement of each of ICP-IV and the Operating Partnership enforceable against each of them in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, and the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law, or an implied covenant of good faith and fair dealing; and (ii) the Bank Facility Security Agreements has been duly authorized by each of the Bank Facility Guarantors that is a party thereto, and (assuming due authorization, execution and delivery of each of the other parties to each respective Bank Facility Security Agreement), when duly executed and delivered by each of the Bank Facility Guarantors that is a party thereto, will constitute a valid and binding agreement of each such Bank Facility Guarantor enforceable against each of them in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, and the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law, or an implied covenant of good faith and fair dealing.

                           (xvii) Authorization of the Partnership Agreement.
                The Partnership Agreement has been duly authorized, executed and delivered by each of IP-I and ICM-IV and (assuming due authorization, execution and delivery by each of the other parties thereto) constitutes a valid and binding agreement of each of IP-I and ICM-IV, enforceable against each of IP-I and ICM-IV in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, and the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law, or an implied covenant of good faith and fair dealing;

                           (xviii) Authorization of the Subscription Agreements.
                Each of the Subscription Agreements has been duly authorized, executed and delivered by ICM-IV and (assuming due authorization, execution and delivery by each of the other parties thereto) constitutes a valid and binding agreement of ICM-IV, enforceable against ICM-IV in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, and the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law, or an implied covenant of good faith and fair dealing;

                           (xix) Authorization of Acquisition Agreements. Each
                of the Acquisition Agreements set forth on Annex III attached hereto has been duly authorized, executed and delivered by ICP-IV or, where applicable, each Subsidiary that is a party thereto, and (assuming due authorization, execution and delivery by each of the other parties thereto) constitutes a valid and binding agreement of each of ICP-IV or its Subsidiaries, as applicable, subject to the effects of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, and the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law, or an implied covenant of good faith and fair dealing.

                           (xx) No Conflicts. The execution, delivery and
                performance of each of the Opinion Agreements by each of the Issuers that is a party thereto, and the issuance, authentication, sale and delivery of the Notes, and compliance with the terms thereof, and the consummation of the transactions contemplated thereby, will not conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a default under, any of the Material Agreements, nor will such actions result in any violation of the provisions of the partnership agreement, charter or by-laws, as applicable, of either of the Issuers or any of the Subsidiaries or any statute or any order, rule or regulation (other than ordinances and regulations of counties and political subdivisions thereof) known to such counsel of any court or governmental agency or body having jurisdiction over either of the Issuers or any of the Subsidiaries or any of their properties or assets, which default or violation would have or could reasonably be expected to have a material adverse effect on ICP-IV and its Subsidiaries taken as a whole; and, except for such consents, approvals, authorizations, registrations or qualifications as may be required under the applicable state securities laws in connection with the purchase and distribution of the Notes by the Initial Purchasers, no consent, approval, authorization or order of, or filing (other than filings solely for information purposes or to obtain action that is not the subject of governmental discretion) or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of any of the Opinion Agreements by each of the Issuers and the consummation of the transactions contemplated thereby;

                           (xxi) Different Class of Securities. No securities of
                the Issuers of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Notes are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted on an automated interdealer quotation system; and

                           (xxii) Board of Governors of the Federal Reserve
                Regulation. Neither the issuance or sale of the Notes nor the application of the proceeds thereof by each of the Issuers as set forth in the Offering Memorandum will violate Regulations G, T, U or X of the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

                In rendering such opinion, such counsel will opine as to the of laws of the State of New York, the State of California, the General Corporate Law of the State of Delaware or the laws of the United States, and may rely as to matters of fact, to the extent it deems proper, on certificates of responsible Officers of the Issuers and public officials.

                (h) Dow, Lohnes & Albertson shall have furnished to the Initial Purchasers its written opinion, as regulatory counsel to the Issuers, addressed to you and dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, to the effect that:

                    (i) No approval of the FCC is required in connection with the issuance and sale of the Notes;

                    (ii) The execution and delivery and performance of each of the Transaction Documents, the issuance of the Notes, the actions contemplated by the Indenture and the Offering described in the Offering Memorandum do not violate any statute, regulation or other law of the United States relating specifically to the cable communications industry (except as otherwise explicitly set forth in the Offering Memorandum) or, to such counsel's knowledge, any order, judgement or decree of any court or governmental body of the United States relating specifically to the cable communications industry and applicable to each of the Issuers and each of the Subsidiaries and which violation would have or could be reasonably expected to have a material adverse effect on the business or financial condition of the Issuers and the Subsidiaries taken as a whole;

                    (iii) The statements in the Offering Memorandum under the captions "Risk Factors--Competition in Cable Television Industry; Rapid Technological Change," "Risk Factors--Regulation of the Cable Television Industry," "Business--Competition" and "Legislation and Regulation," insofar as such statements constitute a summary of legal matters, documents, statutes, regulations or proceedings referred to therein, are accurate in all material respects; and

                    (iv) Such counsel does not know of any proceedings pending before the FCC to which the Issuers or any of the Subsidiaries is a party or involving the cable communications properties, licenses or authorizations of the Issuers and the Subsidiaries, or of any cable communications law or regulation relevant thereto required to be described in the Offering Memorandum that is not described therein.

                    In rendering such opinion, such counsel may rely (A) as to matters of law, solely on the 1934 Communications Act, the 1984 Cable Act, the 1992 Cable Act, the 1996 Act, and the rules and regulations of the FCC. Such counsel need not conduct an independent field investigation of each of the Issuers' and each of the Subsidiaries' cable systems, and need not examine the actual day-to-day operations of such systems; and (B) as to the matters of fact, to the extent it deems proper, on certificates of responsible Officers of the Issuers and public officials. Such counsel shall also have furnished to the Initial Purchasers a written statement, addressed to the Initial Purchasers and dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, to the effect that based on the foregoing, no facts have come to the attention of such counsel in preparing the opinions set forth in clauses (i) through (iv) above that leads it to believe that the sections entitled "Risk Factors--Competition in Cable Television Industry; Rapid Technological Change," "Risk Factors--Regulation of the Cable Television Industry," "Business--Competition" and "Legislation and Regulation" in the Preliminary Memorandum or the Final Memorandum, as of their respective dates and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

       (i) Bruce J. Stewart, Esq. shall have furnished to the Initial Purchasers his written opinion, as General Counsel of each of the Issuers, addressed to you and dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, to the effect that:


                    (i) Title to Property. ICP-IV and each of the Subsidiaries has good and marketable title in fee simple to all material real property and good and marketable title to all material personal property owned by it, in each case free and clear of all liens, encumbrances and defects except (i) those incurred to secure obligations under workers' compensation, social security or similar laws, or under employment insurance, (ii) minor imperfections of title on real estate, provided such imperfections do not render title unmarketable, (iii) that do not materially adversely affect the value of such property to ICP-IV and its Subsidiaries taken as a whole, and do not interfere with the use made and proposed to be made of such property by ICP-IV or such Subsidiary to an extent that such interference would have a material adverse effect on ICP-IV and its Subsidiaries taken as a whole; (iv) that arise in the ordinary course of business in favor of landlords of real property leases to the extent of assets of ICP-IV or a Subsidiary actually located on the premises, (v) arising out of the Bank Facility Security Agreements, (vi) arising out of the TCIC Loan, (vii) the TCIC Pledge Agreement, (viii) arising out of the BA Loan and (ix) arising out of the Pledge Agreement. All Material real property and buildings held under lease by either of the Issuers or any of the Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by ICP-IV or any of the Subsidiaries;

                           (ii) Possession of Licenses and Permits. Each of the
                  Issuers and each of the Subsidiaries possesses, or will possess as of the respective consummations of each of the Acquisitions, such certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies that are necessary to conduct the business now operated by them or will be operated by them following the completion of the Acquisitions in the manner described in the Offering Memorandum, including but not limited to FCC, state or local franchise authority licenses, consents, permits or ordinances, except where the failure to possess such certificates, authorizations or permits would not have a material adverse effect on the consolidated financial position, stockholders (if applicable), equity, results of operations or business of either of the Issuers or any of the Subsidiaries and neither of the Issuers nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singularly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would have a material adverse effect on the consolidated financial position, stockholders (if applicable), equity, results of operations or business of either of the Issuers or any of the Subsidiaries; and

                           (iii) Absence of Proceedings. Except as set forth in
                  the Offering Memorandum, to such counsel's knowledge there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Issuers, threatened against or affecting ICP-IV or any of the Subsidiaries, which might result in any material adverse change in the condition, financial or otherwise, earnings, affairs or business of ICP-IV or any of the Subsidiaries considered as a whole, or might materially and adversely affect the properties or assets thereof or might materially and adversely affect the offering of the Notes.

                           (iv) Orders, Writs or Decrees. To such counsel's
                  knowledge, there is no state or local franchise authority order, writ, injunction or decree that has been issued against the ongoing operations of any of ICP-IV's or any of the Subsidiaries' cable television systems, nor is such counsel aware of any state or local franchise authority action, suit or proceeding against any of such systems.

                           In rendering such opinion, such counsel may: (A) state that his opinion is limited to matters governed by the laws of the United States and the laws of the State of New York, the State of California, the State of Tennessee, the State of Kentucky, the State of South Carolina and the State of Georgia, and may assume that the respective local laws of each such state are the same or similar to the laws of the State of New York; and
         (B) in giving the opinion referred to in Section 6(j)(i), state that no examination of record titles for the purpose of such opinion has been made, and that he is relying upon a general review of the titles of each of the Issuers and each of the Subsidiaries, and abstracts, reports and policies of title companies rendered or issued at or subsequent to the time of acquisition of such property by either of the Issuers, or any of the Subsidiaries, and, in respect of matters of fact, upon certificates of the appropriate representatives of either of the Issuers or any of the Subsidiaries, provided that such counsel shall state that it believes that both the Initial Purchasers and such counsel are justified in relying upon such abstracts, reports, policies and certificates. Such counsel shall also have furnished to the Initial Purchasers a written statement, addressed to the Initial Purchasers and dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, to the effect that (x) such counsel is the General Counsel of each of the Issuers, and (y) based on the foregoing, no facts have come to the attention of such counsel that leads him to believe that the Preliminary Memorandum, as of its date, the Supplement, as of its date, or the Final Memorandum, as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (j) The Initial Purchasers shall have received from Latham & Watkins such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the Final Memorandum (as amended or supplemented as the Closing Date) and other related matters as the Initial Purchasers may reasonably require, and the Issuers shall have furnished to Latham & Watkins such documents as it requests for the purpose of enabling it to pass upon such matters.

                  (k) ICP-IV shall have furnished to the Initial Purchasers a certificate, signed by its Managing General Partner, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Purchase Agreement and that:

                           (i) The representations and warranties of ICP-IV in
                  this Purchase Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and ICP-IV has complied with all the agreements contained herein and satisfied all the conditions set forth in Section 6 hereof at or prior to the Closing Date;

                           (ii) Since the date of the most recent financial
                  statements included in the Final Memorandum, there has been no material adverse change in the condition (financial or otherwise), earnings, business or properties of ICP-IV and each of the Subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto); and

                           (iii) (A) as of the date hereof, the Final Memorandum
                  did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since such date no event has occurred that should have been set forth in a supplement or amendment to the Final Memorandum.

                  (l) IPCC shall have furnished to the Initial Purchasers a certificate, signed by an Officer of IPCC, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Purchase Agreement and that:

                           (i) The representations and warranties of IPCC in
                  this Purchase Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and IPCC has complied with all the agreements contained herein and satisfied all the conditions set forth in Section 6 at or prior to the Closing Date;

                           (ii) Since the date of the most recent financial
                  statements included in the Final Memorandum, there has been no material adverse change in the condition (financial or otherwise), earnings, business or properties of ICP-IV and each of the Subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto); and

                           (iii) (A) as of the date hereof, the Final Memorandum
                  did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since such date no event has occurred that should have been set forth in a supplement or amendment to the Final Memorandum.

                  (m) On the date hereof, each of Price Waterhouse LLP, San Francisco, Price Waterhouse LLP, San Jose, KPMG Peat Marwick, LLP and Ernst & Young, LLP shall have furnished to the Initial Purchasers a comfort letter and dated respectively as of the Execution Time, in form and substance satisfactory to the Initial Purchasers as previously agreed, and on the Closing Date shall have furnished to the Initial Purchasers a bring-down comfort letter dated as of the Closing Date, in form and substance satisfactory to the Initial Purchasers as previously agreed.

                  (n) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum, there shall not have been: (i) any change or decrease specified in the letter or letters referred to paragraph (m) of this Section 6 or (ii) any change or any development involving a prospective change, in or affecting the business or properties of ICP-IV or any of the Subsidiaries, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Initial Purchasers, so material and adverse as to make it impractical or inadvisable to market the Notes as contemplated by the Final Memorandum.

                  (o) At the Closing Date, after giving effect to the consummation of the transactions contemplated by this Purchase Agreement, the Registration Rights Agreement and the Indenture, there shall exist no default or event of default pursuant to the Indenture or the Bank Facility.

                  (p) Except as otherwise set forth in the Offering Memorandum or such as are not material to the assets, properties, business, results of operations or condition (financial or otherwise) of each of the Issuers, at the Closing Date, each of the Issuers shall have good and marketable title, free and clear of all liens, claims, encumbrances and restrictions, except liens for taxes not yet due and payable, to all property and assets described in the Offering Memorandum as being owned by it. With such exceptions as do not materially interfere with the use made by each of the Issuers, at the Closing Date, all leases to which any of the Issuers and the Subsidiaries is a party shall be valid and binding, no default will have occurred or be continuing thereunder, and each of the Issuers and the Subsidiaries will enjoy peaceful and undisturbed possession under all such leases to which it is a party as a lessee.

                  (q) (i) Neither of the Issuers nor any of the Subsidiaries shall have sustained, since the date of the latest audited financial statements thereof included in the Offering Memorandum, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum or (ii) since such date, there shall not have been any change in the equity or long-term debt of either of the Issuers or any of the Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders (if applicable), equity, or results of operations of either of the Issuers or any of the Subsidiaries, otherwise than as set forth or contemplated in the Offering Memorandum, the effect of which, in any case described in clause (i) or (ii), is, in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Notes on the terms and in the manner contemplated in the Offering Memorandum.

                  (r) Between the Execution Time and the Closing Date, there shall not have been any decrease in the rating of any of ICP-IV's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 486(g) under the Securities Act) or any notice given by such rating agency, of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

                  (s) Subsequent to the execution and delivery of this Purchase Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of either of the Issuers on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by Federal or state authorities; (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of a majority in interest of the several Initial Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Offering Memorandum.

                  (t) Prior to the Closing Date, ICP-IV shall have furnished to the Initial Purchasers such other information, certificates and documents as the Initial Purchasers may reasonably request.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Purchase Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Purchase Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchasers and Counsel for the Initial Purchasers, this Purchase Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Initial Purchasers. Notice of such cancellation shall be given the Issuers in writing or by telephone or telegraph confirmed in writing.

                  The documents required to be delivered by this Section 6 shall be delivered at the offices of Pillsbury Madison & Sutro LLP, 235 Montgomery Street, San Francisco, California 94104, on the Closing Date.

         7.       Payment and Reimbursement of Expenses.

                  (a) Each of the Issuers agrees to pay the fees, disbursements and out-of-pocket costs: (i) incident to the authorization, issuance, sale and delivery of the Notes and any taxes payable in that connection, (ii) incident to the preparation and printing of the Offering Memorandum and any amendments or supplements thereto, (iii) of distributing the Offering Memorandum and any amendments or supplements thereto, (iv) of reproducing and distributing this Purchase Agreement, the Registration Rights Agreement and the Indenture, (v) the costs incident to the preparation, printing and delivery of the certificates representing the Notes, including but not limited to capital duties and stamp duties, payable upon issuance of any of the Notes, (vi) of each of the Issuers' counsel and accountants, (vii) charged by rating agencies for rating the Notes, (viii) of qualifying the Notes under securities laws of the several jurisdictions as provided in Section 5(h) hereof and of preparing, printing and distributing a Blue Sky memorandum (including related fees and expenses of counsel to the Initial Purchasers), (ix) of the Trustee and any paying agent (including related fees and expenses of their respective counsel), (x) in connection with the application for quotation of the Notes on the PORTAL market, (xi) each of the Issuers (including reasonable fees and expenses of counsel) of in connection with approval of the Notes by DTC for "book-entry" transfer, and (xii) all other reasonable costs and expenses incident to the performance of each of the Issuers' obligations hereunder that are not otherwise specifically provided for in this section.

                  (b) If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of either of the Issuers to perform any agreement herein or comply with any provision hereof other than by reason of default by any of the Initial Purchasers in payment for the Notes on the Closing Date, the Issuers shall reimburse the Initial Purchasers severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.

         8.       Indemnification and Contribution.

                  (a) The Issuers jointly and severally agree to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each person who controls either Initial Purchaser within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum or any information provided by the Issuers to any holder or prospective purchaser of Notes pursuant to Section 5(f) hereof, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuers shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and conformity with written information furnished to the Issuers by or on behalf of any Initial Purchasers specifically for inclusion therein. The foregoing indemnity with respect to any untrue statement contained in or any omission from the Preliminary Memorandum shall not inure to the benefit of any Initial Purchaser (or any director, officer, employee or agent of such Initial Purchaser or any person controlling such Initial Purchaser) from whom the person asserting any such loss, claim, damage or liability purchased any of the Notes that are the subject thereof if the Issuers shall sustain the burden of proving that such person was not sent or given a copy of the Final Memorandum (or the Final Memorandum as amended or supplemented) at or prior to the written confirmation of the sale of such Notes to such person and the untrue statement contained in and the omission from the Preliminary Memorandum was corrected in the Final Memorandum (or in the Final Memorandum as amended or supplemented). This indemnity agreement shall be in addition to any liability that the Issuers may otherwise have.

                  (b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Issuers, their partners, directors, officers, and each person who controls the Issuers within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuers to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Issuers by or on behalf of such Initial Purchaser specifically for inclusion in the Offering Memorandum (or in any amendment or supplement thereto). This indemnity agreement shall be in addition to any liability that any Initial Purchaser may otherwise have. The Issuers acknowledge that the statements set forth in the last paragraph of the cover page and under the heading "Plan of Distribution" in the Offering Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Offering Memorandum (or any amendment or supplement thereto).

                  (c) Promptly after receipt by an indemnified party under this
         Section 8 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party: (i) shall not relieve it from liability under paragraph (a) or (b) of this Section 8 unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) of this Section 8. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which the indemnifying party shall not thereafter be responsible for the fees and expense of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if: (i) the named parties to any such action, claim or proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party; and such indemnified party shall have been advised in writing by counsel that a conflict of interest may exist if such counsel represents such indemnified party and the indemnifying party;
         (ii) the actual or
         potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available by the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party shall not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgement with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuers and the Initial Purchasers agree to contribute the aggregate loss, claim, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, "Losses") to which the Issuers and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuers and by the Initial Purchasers from the offering of the Notes; provided, however, that in no case shall any Initial Purchaser (except as may be provided in any agreement among the Initial Purchasers relating to the offering of the Notes) be responsible for any amount in excess of the purchase discount or commission applicable to the Notes purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuers and the Initial Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuers and of the Initial Purchasers in connection with the statements or omissions that resulted in such losses as well as any other relevant equitable considerations. Benefits received by the Issuers shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions received by the Initial Purchasers from the Issuers in connection with the purchase of the Notes hereunder. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Issuers or the Initial Purchasers. The Issuers and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Issuers within the meaning of either the Securities Act or the Exchange Act and each partner, officer and director of the Issuers shall have the same rights to contribution as the Issuers, subject in each case to the applicable terms and conditions of this paragraph (d).

         9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall purchase and pay for any of the Notes agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Purchase Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions that the principal amount of Notes set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Notes set forth opposite the name of all the remaining Initial Purchasers) the Notes that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Notes that the defaulting Initial Purchaser or Initial Purchaser agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Notes set forth in Annex IV hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such non-defaulting Initial Purchasers do not purchase all the Notes, this Purchase Agreement shall terminate without liability to any non-defaulting Initial Purchaser or the Issuers. In the event of a default by any Initial Purchaser as set forth this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Initial Purchasers shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Purchase Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Issuers or any non-defaulting Initial Purchaser for damages occasioned by its default hereunder.

         10.      Termination.

                  (a) This Purchase Agreement shall be subject to termination in the absolute discretion of the Initial Purchasers, by notice given to the Issuers prior to delivery of and payment for the Notes, if prior to such time: (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange; (ii) a banking moratorium shall have been declared either by Federal or New York State authorities; or
         (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to proceed with the Offering or delivery of the Notes as contemplated by the Final Memorandum.

                  (b) If either of the Issuers shall fail to tender the Notes for delivery to the Initial Purchasers for any reason permitted under this Purchase Agreement or the Initial Purchasers shall decline to purchase the Notes for any reason permitted under this Purchase Agreement (including the termination of this Purchase Agreement pursuant to Section 10(a) hereof), each of the Issuers shall reimburse the Initial Purchasers for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been incurred by them in connection with this Purchase Agreement and the proposed purchase of the Notes, and upon demand each of the Issuers shall pay the full amount thereof to the Initial Purchasers.

         11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Issuers or their officers and of the Initial Purchasers set forth in or made pursuant to this Purchase Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Issuers or any of the officers, directors or controlling persons referred to in Section 8 hereof, and shall survive delivery of and payment for the Notes. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Purchase Agreement.

         12. Notices. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. Each of the Issuers shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by NationsBanc Capital Markets, Inc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission to them as follows:

                           c/o NationsBanc Capital Markets, Inc.
                           100 North Tryon St., 20th Floor
                           Charlotte, North Carolina 28255
                           Attention: J. Scott Holmes
                           (Fax: 704-386-6453);

         with a copy to:

                           Kirk A. Davenport, Esq.
                           Latham & Watkins
                           885 Third Avenue, Suite 1000
                           New York, New York 10022-4802
                           (Fax: 212-751-4864);

         provided, however, that any notice to an Initial Purchaser pursuant to
         Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Initial Purchaser at,

                           if to NationsBanc Capital Markets, Inc.:
                           100 North Tryon Street, 20th Floor
                           Charlotte, North Carolina 28255
                           Attention: J. Scott Holmes
                           (Fax: 704-386-6453);

                           and if to Toronto Dominion Securities (USA) Inc.:
                           31 West 52nd Street
                           New York, New York 10019
                           Attention: Mark C. Bush
                           (Fax: 212-586-0631).

         with a copy to:

                           Kirk A. Davenport, Esq.
                           Latham & Watkins
                           885 Third Avenue, Suite 1000
                           New York, New York 10022-4802
                           (Fax: 212-751-4864);

                  (b) if to either of the Issuers, shall be delivered or sent by mail, telex or facsimile transmission to the address of each of the Issuers as follows,

                           InterMedia Partners
                           235 Montgomery Street, Suite 420
                           San Francisco, California 94104
                           Attention: Edon V. Hartley
                           (Fax: 415-397-3978);

         with a copy to:

                           Gregg F. Vignos, Esq.
                           Pillsbury Madison & Sutro LLP
                           235 Montgomery Street
                           San Francisco, California 94104
                           (Fax: 415-983-1200).

         13. Successors. This Purchase Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons thereof referred to in Section 8 hereof, and, except as expressly set forth in Section 5(f) hereof, no other person shall acquire or have any right or obligation under or by virtue of this Purchase Agreement.

         14. Applicable Law. This Purchase Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         15. Business Day. For purposes of this Purchase Agreement, "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York, New York are authorized or obligated by law, executive order or regulation to close.

         16. Counterparts. This Purchase Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         17. Amendments. No amendment or waiver of any provision of this Purchase Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto.

         18. Submission to Jurisdiction. Each of the Issuers hereby irrevocably and unconditionally:

                  (a) Submits itself and its property in any legal action or proceeding relating to this Purchase Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive jurisdiction of the courts of the State of New York and the courts of the United States of America for the Southern District of New York, and appellate courts thereof, and consents and agrees to such action or proceeding being brought in such courts as you may elect.

                  (b) Waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same.

                  (c) Designates and directs CSC Networks with offices on the date hereof at New York, New York, as its agent to receive service of any and all process and documents on its behalf in any legal action or proceeding referred to in paragraph (a) of this Section 18 in the State of New York and agrees that service upon such agent shall constitute valid and effective service upon each of the Issuers and that failure of CSC Networks to give any notice of such service to such parties shall not affect or impair in any way the validity of such service or of any judgment rendered in any action or proceeding based thereon.

                  (d) Agrees to notify each of the Initial Purchasers promptly by registered or certified mail if any such agent in the City of New York shall cease to act as agent and, in such event, promptly to designate another agent in the City of New York to receive service in place of such agent and deliver to each of the Initial Purchasers written evidence of such substitute agent's acceptance of such designation.

                  (e) Agrees as an alternate means of service to service of process in any such legal action or proceeding by mailing of copies thereof (by registered or certified mail, if practicable) postage prepaid, or by telex, to the then-active agent or each of the Issuers at the address of each of the Issuers as set forth in Section 12 hereof or at such other address of which you shall have been notified pursuant thereto, and agrees that failure to receive such copy or notice shall not affect or impair the validity of such service or of any judgment rendered in any action or proceeding based thereon.

                  (f) Agrees that nothing herein shall affect your right to effect service of process in any other manner permitted by law, and that you shall have the right to bring any legal proceedings (including a proceeding for enforcement of a judgment entered by any of the aforementioned courts) against either of the Issuers in such courts or in any other court or jurisdiction in accordance with applicable law.

         19. Headings; Title Page and Table of Contents. The headings herein and the title page and table of contents hereof have been inserted for convenience of reference only and are not intended to be part of, or affect the meaning or interpretation of, this Purchase Agreement.

                            [signature page follows]

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Purchase Agreement and your acceptance shall represent a binding agreement between the Issuers and the Initial Purchasers.

                         Very truly yours,

                         INTERMEDIA CAPITAL PARTNERS IV, L.P.,
                         a California limited partnership

                         By: INTERMEDIA CAPITAL MANAGEMENT IV, L.P., a California limited partnership, as general partner of InterMedia Capital
                                 Partners IV, L.P.


                                 By:  /s/ Leo J. Hindery, Jr.
                                      -----------------------------------------
                                      Leo J. Hindery, Jr.,
                                      Managing General Partner


                         INTERMEDIA PARTNERS IV CAPITAL CORP.,
                         a Delaware corporation


                                 By:  /s/ Leo J. Hindery, Jr.
                                      -----------------------------------------
                                      Leo J. Hindery, Jr.,
                                      President


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.


NATIONSBANC CAPITAL MARKETS, INC.


By: /s/ Gary Wolfe
    ------------------------
    Gary Wolfe,
    Vice President


TORONTO DOMINION SECURITIES (USA) INC.


By: /s/ Gordon Paris
    ------------------------
    Gordon Paris,
    Managing Director